Filed Pursuant to Rule 424(b)(5)
Registration No. 333-265346

Prospectus supplement

(To prospectus dated June 13, 2022)

10,000,000 shares

Common stock

We are offering 10,000,000 shares of our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “DAWN.” The last reported sale price of our common stock on The Nasdaq Global Select Market on June 14, 2022 was $15.83 per share.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

	Per share	Total

Public offering price	$15.00	$150,000,000

Underwriting discounts and commissions(1)	$0.90	$9,000,000

Proceeds to Day One Biopharmaceuticals, Inc., before expenses	$14.10	$141,000,000

(1)	See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 1,500,000 additional shares of our common stock.

Investing in our common stock involves a high degree of risk. See the section titled “Risk factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver shares of common stock to purchasers on or about June 17, 2022.

J.P. Morgan	Cowen	Piper Sandler

Wedbush PacGrow

June 14, 2022

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock being offered hereby and other information you should know before investing in our common stock. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation of information by reference” and “Where you can find more information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it, and neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are not offering to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Day One,” “we,” “our,” “us,” the “Registrant,” the “Company” and “our company” in this prospectus, we mean Day One Biopharmaceuticals, Inc., a Delaware corporation, unless otherwise specified.

S-ii

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-iii

Prospectus supplement summary

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, including the risk factors and financial statements and related notes incorporated by reference herein and therein. Unless the context otherwise requires, we use the terms “Day One,” “company,” “we,” “us” and “our” in this prospectus to refer to Day One Biopharmaceuticals, Inc. and its subsidiaries.

Overview

Day One was founded to address a critical unmet need: children with cancer are being left behind in a cancer drug development revolution. Our name was inspired by the “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan. We aim to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

We are a clinical-stage biopharmaceutical company dedicated to developing and commercializing targeted therapies for patients of all ages with genomically-defined cancers. Initially, we have focused our clinical development efforts on pediatric patients living with cancer, a vulnerable population that has been underserved in the recent revolution in targeted therapeutics and immuno-oncology. Our lead product candidate, tovorafenib (DAY101), is an oral, brain-penetrant, highly-selective type II pan-rapidly accelerated fibrosarcoma (“pan-RAF”) kinase inhibitor. Tovorafenib (DAY101) has been studied in over 325 patients and has been shown to be generally well-tolerated as a monotherapy. Tovorafenib (DAY101) has demonstrated encouraging anti-tumor activity in pediatric and adult populations with specific genetic alterations that result in the over-activation of the RAS/mitogen-activated protein kinase (“MAPK”) pathway leading to uncontrolled cell growth. We have initiated and enrolled a pivotal Phase 2 trial (FIREFLY-1) of tovorafenib (DAY101) for pediatric patients with relapsed or progressive low-grade glioma (“pLGG”) the most common brain tumor diagnosed in children, for which there are no approved therapies and no standard of care. The first patient was dosed in FIREFLY-1 in May 2021 and we completed enrollment in the registrational arm in May 2022. The FIREFLY-1 trial has also been expanded to: (a) include two additional study arms to enable expanded access for eligible patients now that the primary cohort has completed enrollment, and (b) evaluate the preliminary efficacy of tovorafenib (DAY101) in patients aged 6 months to 25 years with a relapsed or progressive extracranial solid tumor with an activating RAF fusion. Tovorafenib (DAY101) has been granted Breakthrough Therapy designation by the FDA for the treatment of pLGG based on initial results from a Phase 1 trial which showed evidence of rapid anti-tumor activity and durable responses in pLGG patients. We received Orphan Drug designation for the treatment of malignant melanoma from the FDA in September 2020 and from the EU Commission for the treatment of glioma in May 2021. Additionally, the FDA granted Rare Pediatric Disease designation to tovorafenib (DAY101) for treatment of low-grade gliomas (“LGGs”) harboring an activating RAF alteration in July 2021.

Initial data from the primary endpoint of the pivotal FIREFLY-1 trial in June 2022 demonstrated an overall response rate (“ORR”) of 64% in the first 22 Response Assessment for Neuro-Oncology (“RANO”)-evaluable patients, comprising 14 partial responses (“PR”) (13 confirmed partial responses and 1 unconfirmed partial response (“uPR”)). We observed an additional 6 patients with stable disease (“SD”), resulting in a clinical benefit rate (CBR) of 91% (PR/uPR+ SD). We believe tumor reduction or stabilization is clinically meaningful for pLGG patients, as both are perceived as beneficial given the lack of approved therapies. We anticipate presenting additional study results from FIREFLY-1 at an upcoming medical conference in the second half of 2022, reporting topline data from this pivotal trial in the first quarter of 2023, and, if the data are supportive, we expect to submit a New Drug Application (“NDA”) to the United States Food and Drug Administration (“FDA”) in the first half of 2023.

Our second product candidate, pimasertib, is an oral, highly-selective small molecule inhibitor of mitogen-activated protein kinase kinases 1 and 2 (“MEK”), a well-characterized key signaling node in the MAPK pathway. We initiated FIRELIGHT-1, a Phase 1b/2 trial in March 2022 to study the combination of tovorafenib (DAY101) and pimasertib in patients 12 years and older with various MAPK-altered solid tumors, and dosed the first patients in May 2022. We believe our business development capabilities combined with our extensive experience in oncology drug development and deep ties within the research and patient advocacy communities, particularly within the pediatric setting, positions us to be a leader in identifying, acquiring and developing therapies for patients of all ages. We hold exclusive worldwide rights to tovorafenib (DAY101) and to pimasertib for all therapeutic areas subject to certain milestone and royalty payments.

Recent developments

Initial data from the pivotal FIREFLY-1 trial in patients with pLGG

Initial data from the first 25 patients enrolled in the trial demonstrate:

•	64% ORR and 91% CBR (partial response/unconfirmed partial response + stable disease) in the 22 RANO-evaluable patients;

•	14 partial responses (13 confirmed responses and 1 unconfirmed response);

•	6 patients with stable disease;

•	All patients with stable disease (n=6) were noted to have tumor shrinkage, ranging between 19% and 43%;

•	Responses were observed in patients with both BRAF fusions and BRAF V600E mutations who received prior MAPK-targeted therapy;

•	The median-time-to-response was 2.8 months;

•	A heavily-pretreated population, with a median of 3 prior lines of therapy (range: 1-9); and

•	All patients who responded remain on therapy (n=14) and no patients have discontinued treatment due to treatment-related adverse events.

Initial safety data, based on the first 25 patients, indicated monotherapy tovorafenib to be generally well-tolerated. The majority of adverse events (“AEs”) were grade 1 or 2 in nature; the most common ( ≥25% any grade) treatment related AEs were increase in blood creatine phosphokinase, rash, and hair color changes. Treatment-related AEs of grade 3 or greater occurred in nine patients (36%).

Expanding development of tovorafenib in front-line pLGG

Based on these initial FIREFLY-1 data, we plan to expand the development of tovorafenib as a front-line therapy for patients newly diagnosed with pLGG. The global, pivotal Phase 3, registrational clinical trial (“FIREFLY-2/LOGGIC”) will evaluate once-weekly monotherapy tovorafenib in newly-diagnosed patients with pLGG.

The FIREFLY-2/LOGGIC study is designed to evaluate the efficacy and safety of tovorafenib in patients with newly-diagnosed pLGG harboring a known activating BRAF alteration. The study is a randomized, monotherapy, open-label trial aiming to enroll approximately 400 patients aged 6 months to 25 years across approximately 100 sites globally, including in the U.S., Europe and Asia. Participants will be randomized to either tovorafenib (Arm 1) or an investigator’s choice of one of three standard of care chemotherapy options (Arm 2). The primary endpoint will be the ORR based upon RANO criteria as reported by Blinded Independent Central Review. Secondary endpoints will include safety, progression-free survival, duration of response, functional outcomes, and quality of life measures.

We will conduct the FIREFLY-2/LOGGIC trial in collaboration with the Low-Grade Glioma in Children (LOGGIC) consortium, a group of internationally recognized experts in pLGG research, and an extensive network of pediatric oncology centers, including Hopp Children’s Cancer Center Heidelberg (KiTZ), the German Cancer Research Center (DKFZ) and the Brain Tumor Group of the European Society for Paediatric Oncology (SIOPE BTG). We expect to dose the first patient in the FIREFLY-2/LOGGIC trial in the third quarter of 2022

Risk factors summary

Our business is subject to several risks and uncertainties, including those immediately following this summary. Some of these risks are:

•

We have a limited operating history, have not completed any clinical trials beyond Phase 1, have no products approved for commercial sale and have not generated any revenue, which may make it difficult for investors to evaluate our current business and likelihood of success and viability.

•

We have incurred significant net losses since our inception and have not generated any revenue. We expect to incur continued losses for the foreseeable future and may never achieve or maintain profitability.

•	We are substantially dependent on the success of our lead product candidate, tovorafenib (DAY101), which is currently in clinical development and which has not completed a pivotal trial.

•

Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery or identification, development and commercialization of our product candidates.

•

We will require substantial additional capital to finance our operations and achieve our goals. If we are unable to raise capital when needed or on terms acceptable to us, we may be forced to delay, reduce or eliminate our research or product development programs, any future commercialization efforts or other operations.

•

Clinical trials are very expensive, time-consuming and difficult to design and implement, and involve uncertain outcomes. Furthermore, results of earlier preclinical studies and clinical trials may not be predictive of results of future preclinical studies or clinical trials. Our product candidates may not have favorable results in later clinical trials, if any, or receive regulatory approval.

•	We rely on data from an investigator-initiated trial Phase 1 clinical trial in our regulatory filings and we do not control the trial operations or reporting of the results.

•	If we fail to demonstrate safety and efficacy to our stakeholders, our reputation may be harmed and our business will suffer.

•	The COVID-19 pandemic could adversely impact our business, including our clinical trials and clinical trial operations.

•

Preliminary, interim, initial and topline data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

•

The development and commercialization of pharmaceutical products are subject to extensive regulation, and we may not obtain regulatory approvals for tovorafenib (DAY101), pimasertib or any future product candidates, on a timely basis or at all.

•

The manufacture of our product candidates is complex. Our third-party manufacturers may encounter difficulties in production, which could delay or entirely halt their ability to supply our product candidates for clinical trials or, if approved, for commercial sale.

•	Our future success depends on our ability to retain our executive officers and key employees and to attract, retain and motivate qualified personnel and manage our human capital.

•	We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

Corporate information

We were formed as a limited liability company under the laws of the State of Delaware in November 2018, under the name Hero Therapeutics Holding Company, LLC. We subsequently changed our name to Day One Therapeutics Holding Company, LLC in December 2018 and to Day One Biopharmaceuticals Holding Company, LLC in March 2020. In connection with our initial public offering, we converted from a Delaware limited liability company to a Delaware corporation and changed our name to Day One Biopharmaceuticals, Inc. Our principal executive offices are located at 395 Oyster Point Blvd., Suite 217, South San Francisco, California 94080, and our telephone number is (650) 484-0899. Our website address is www.dayonebio.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

Implications of being an emerging growth company and a smaller reporting company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related “Management’s discussion and analysis of financial condition and results of operations” disclosure in our periodic reports and registration statements;

•

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The offering

Common stock offered by us	10,000,000 shares.

Option to purchase additional shares	We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 1,500,000 shares.

Common stock to be outstanding immediately after this offering	71,911,929 shares (or 73,411,929 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $140.7 million (or approximately $161.5 million if the underwriters exercise their option to purchase additional shares in full) based on the public offering price of $15.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the continued progress of our ongoing FIREFLY-1, FIRELIGHT-1 and upcoming FIREFLY-2 clinical trials, research and development costs, potential strategic acquisitions or licensing of complementary businesses, or technologies, working capital, capital expenditures and other general corporate purposes. See “Use of proceeds.”

Risk factors	You should read the section titled “Risk factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“DAWN”

The number of shares of our common stock shown above to be outstanding after this offering is based on 61,911,929 shares of our common stock outstanding as of March 31, 2022, and excludes:

•	7,018,228 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022, with a weighted-average exercise price of $16.13 per share;

•	303,600 shares of common stock issuable upon the exercise of stock options granted after March 31, 2022, with a weighted-average exercise price of $10.40 per share;

•	392,757 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2022;

•	51,450 shares of common stock issuable upon the vesting of restricted stock units granted after March 31, 2022; and

•

3,281,093 shares of common stock reserved for future issuance under out stock-based compensation plans, consisting of (i) 2,081,924 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (“2021 EIP”) as of March 31, 2022 (which number of shares does not include the stock options to purchase shares of our common stock or restricted stock units granted after March 31, 2022) and (ii) 1,199,169 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (“2021 ESPP”) as of March 31, 2022.

Except as otherwise indicated, all information in this prospectus supplement does not assume or give effect to any exercise of outstanding options or vesting of restricted stock units after March 31, 2022 and no exercise by the underwriters of their option to purchase up to an additional 1,500,000 shares of our common stock from us in this offering.

Risk factors

Investing in our common stock involves a high degree of risk. Before making your decision to invest in shares of our common stock, you should carefully consider the risks described below and in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the period ended March 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. We cannot assure you that any of the events discussed below and incorporated by reference into this prospectus supplement will not occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks related to this offering

Our quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expense related to the planned and ongoing development of our product candidates or future development programs, including scale-up CMC expenses;

•

our execution of any collaboration, licensing or similar arrangements, and the timing of payments we may make or receive under existing or future arrangements or the termination or modification of any such existing or future arrangements;

•	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	if any of our product candidates receives regulatory approval, the terms of such approval and market acceptance and demand for such product candidates;

•	regulatory developments affecting our product candidates or those of our competitors;

•	changes in general market and economic conditions, such as due to the recent COVID-19 pandemic; and

•	business development activities, such as additional program in-licensing, which could result in up-front payments or increased development expenses.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

The market price of our common stock is likely to be highly volatile and you could lose all or part of your investment.

The market price of our common stock is likely to continue to be highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. As a result of this volatility, you may not be able to sell your shares of common stock at or above the public offering price. The market price for our common stock may be influenced by many factors, including the other risks described in this “Risk factors” section and the following:

•	results of preclinical studies or clinical trials by us or those of our competitors or by existing or future collaborators or licensing partners;

•	the timing and enrollment status of our clinical trials;

•

changes in the development status of our product candidates, including variations in the level of expense related to the development of our programs or funding support by us or by existing or future collaborators or licensing partners;

•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our business;

•	the success of competitive products or technologies;

•	introductions and announcements of new product candidates by us, our future collaboration partners, or our competitors, and the timing of these introductions or announcements;

•	actions taken by regulatory agencies with respect to our product candidates, clinical studies, manufacturing process or sales and marketing terms;

•

our execution of any collaboration, licensing or similar arrangements, and the timing of payments we may make or receive under existing or future arrangements or the termination or modification of any such existing or future arrangements;

•	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire or in-license additional technologies or product candidates;

•	announced or completed significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

•	developments or disputes concerning our intellectual property and proprietary rights;

•	the recruitment or departure of key personnel;

•	changes in the structure of healthcare payment systems;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	speculation in the press or investment community;

•	share price and fluctuations of trading volume of our common stock;

•	the impact of interest rate increases on the overall stock market and the market for biopharmaceutical company stocks;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	sales of shares of our common stock by us, insiders or our stockholders;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the concentrated ownership of our common stock;

•	changes in accounting principles;

•	natural disasters, terrorist acts, acts of war and other calamities;

•	general economic, industry and market conditions, many of which are beyond our control, such as the recent COVID-19 pandemic; and

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events, including those related to the recent and developing armed conflict in Ukraine.

In addition, the stock market in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme price and volume fluctuations, including as a result of the COVID-19 pandemic, increase in inflation and interest rates, and disruptions to the supply chain, that have been often unrelated or disproportionate to the operating performance of the issuer. Furthermore, the trading price of our common stock may be adversely affected by third parties trying to drive down the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk factors” section, could have a dramatic and adverse impact on the market price of our common stock.

In the past, securities class action litigation has often been brought against public companies following declines in the market price of their securities. This risk is especially relevant for biopharmaceutical companies, which have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and our resources, which could harm our business.

You will suffer immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will suffer immediate and substantial dilution in the net tangible book value of our common stock that you purchase in this offering. At the public offering price of $15.00 per share, purchasers of common stock in this offering will experience immediate dilution of $9.43 per share in net tangible book value of our common stock. In the past, we issued options to acquire common stock at prices below the public offering price. To the extent these outstanding securities are ultimately exercised, investors purchasing common stock in this offering will sustain further dilution. For a further description of the dilution you will experience immediately after this offering, see the section entitled “Dilution.”

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Based on the beneficial ownership of our common stock as of March 31, 2022, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned 71% of our voting stock. The voting power of this group may increase to the extent they convert shares of non-voting common stock they hold into common stock. As a result, these stockholders, if acting together, will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, amendment of our organizational documents, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could delay or prevent a change of control of our company, even if such a change of control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company or our assets and might affect the prevailing market price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and may cause the price of our common stock to decline.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting our planned clinical trials, manufacturing and commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have 71,911,929 shares of common stock outstanding based on the number of shares outstanding as of March 31, 2022. This includes the 10,000,000 shares that we sell in this offering, which may be resold in the public market immediately without restriction, unless they were purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), in which case they would only be able to be sold in compliance with the requirements of Rule 144.

In connection with this offering, subject to certain exceptions, we, all of our directors and executive officers, and certain of our significant stockholders, have agreed not to offer, sell, or agree to sell, directly or indirectly, any shares of common stock without the permission of J.P. Morgan Securities LLC for a period of 90 days from the date of this prospectus supplement.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations and financial performance and conditions, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by such terminology as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and commercialize our product candidates, tovorafenib (DAY101) and pimasertib, for the treatment of patients with genetically defined cancers;

•	our ability to obtain funding for our operations, including funding necessary to complete further acquisitions, development and commercialization of our product candidates;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, tovorafenib (DAY101) and pimasertib, as well as our other future product candidates;

•	future agreements with third parties in connection with the commercialization of our product candidates;

•	the success, cost and timing of our product candidate development activities and planned clinical trials;

•	our expectations regarding the impact of the COVID-19 pandemic and its potentially material adverse impact on our business, the macroeconomy, and the execution of our clinical trials;

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key management and technical personnel;

•	our expectations regarding our ability to obtain, maintain and enforce intellectual property protection for our product candidates;

•	our use of our existing cash and cash equivalents and the net proceeds from this offering, including the use thereof; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control, including those described in the section titled “Risk factors” and elsewhere in this prospectus supplement, in Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2022, and in the other documents incorporated by reference into this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

Use of proceeds

We estimate that the net proceeds from our sale of 10,000,000 of shares of our common stock in this offering at the public offering price of $15.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses, will be approximately $140.7 million. If the underwriters’ option to purchase additional shares is exercised in full, we estimate that we will receive net proceeds of approximately $161.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the continued progress of our ongoing FIREFLY-1, FlRELIGHT-1 and upcoming FIREFLY-2 clinical trials, research and development costs, potential strategic acquisitions or licensing of complementary businesses or technologies, working capital, capital expenditures and other general corporate purposes.

Based on our planned use of the net proceeds, we estimate such funds, together with our existing cash and cash equivalents, will be sufficient for us to fund our operating expenses and capital expenditure requirements into 2025. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

The expected use of the net proceeds to us from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with any certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. We may use a portion of the net proceeds to us from this offering for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business, although we have no present commitments or agreements to this effect.

The amounts and timing of our future expenditures and the extent of drug candidate development may vary significantly depending on numerous factors, including the status, results and timing of our current preclinical studies and clinical trials and those we may commence in the future, product approval process with the FDA and other regulatory agencies, our current collaborations and any new collaborations we may enter into with third parties and any unforeseen cash needs. As a result, our board of directors and management will retain broad discretion over the allocation of the net proceeds to us from this offering.

The expected net proceeds to us from this offering will not be sufficient for us to fund any of our drug candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our drug candidates.

Pending their use as described above, we intend to invest the net proceeds to us from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

Dividend policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after this offering.

As of March 31, 2022, our historical net tangible book value was approximately $259.6 million, or $4.19 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our common stock outstanding as of March 31, 2022.

After giving effect to the sale of 10,000,000 of shares of our common stock at the public offering price of $15.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as March 31, 2022 would have been approximately $400.3 million, or $5.57 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $1.38 per share to our existing stockholders and an immediate dilution of $9.43 per share to investors purchasing shares in this offering, as follows:

Public offering price per share		$15.00
Net tangible book value per share as of March 31, 2022	$4.19
Increase in as adjusted net tangible book value per share attributable to this offering	$1.38

As adjusted net tangible book value per share after giving effect to this offering		$5.57
Dilution per share to new investors participating in this offering		$9.43

If the underwriters exercise their option in full to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $5.74 per share, and the dilution in net tangible book value per share to new investors participating in this offering would be $9.26 per share.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 61,911,929 shares of our common stock outstanding as of March 31, 2022 excludes:

•	7,018,228 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022, with a weighted-average exercise price of $16.13 per share;

•	303,600 shares of common stock issuable upon the exercise of stock options granted after March 31, 2022, with a weighted-average exercise price of $10.40 per share;

•	392,757 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2022;

•	51,450 shares of common stock issuable upon the vesting of restricted stock units granted after March 31, 2022; and

•

3,281,093 shares of common stock reserved for future issuance under out stock-based compensation plans, consisting of (i) 2,081,924 shares of common stock reserved for future issuance under our 2021 EIP as of March 31, 2022 (which number of shares does not include the stock options to purchase shares of our common stock or restricted stock units granted after March 31, 2022) and (ii) 1,199,169 shares of common stock reserved for future issuance under our 2021 ESPP as of March 31, 2022.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Cowen and Company, LLC and Piper Sandler & Co. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	4,250,000
Cowen and Company, LLC	2,750,000
Piper Sandler & Co.	2,100,000
Wedbush Securities Inc.	900,000

Total	10,000,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.54 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,500,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $0.90 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without exercise of option to purchase additional shares	With exercise of full option to purchase additional shares
Per Share	$0.90	$0.90
Total	$9,000,000	$10,350,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $330,000. We have agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc. in an amount up to $40,000.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, hedge, loan, disposition or filing, or (ii) enter into any swap, hedging, or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement) issued pursuant to our equity compensation plan, including our 2021 Employee Stock Purchase Plan, in each case described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, including our 2021 Employee Stock Purchase Plan, provided that a newly appointed director or executive officer that is such a recipient enter into a lock-up agreement with the underwriters; (iii) the issuance of up to 5% of the outstanding shares of our common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our common stock, immediately following the closing of this offering, in acquisitions, collaboration, joint ventures or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; or (iv) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

Our directors and executive officers, and certain of our securityholders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the “restricted period”), may not and may not cause any of their direct or indirect affiliates to, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

(a)	transfers or dispositions of lock-up securities:

(1)	as a bona fide gift or gifts, or for bona fide estate planning purposes,

(2)	by will or intestacy,

(3)	to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(4)	to a corporation, partnership, limited liability company or other entity of which the lock-up party or its immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(5)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above,

(6)	in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members, partners, stockholders or other equityholders of the lock-up party,

(7)	by operation of law,

(8)	to us (A) from an employee upon death, disability or termination of employment of such employee, or (B) pursuant to a right of first refusal that we have with respect to transfers of such shares of our common stock or other securities,

(9)	as part of a sale of lock-up securities in open market transactions after the completion of this offering,

(10)	to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments,

(11)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all of our shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph, or

(12)	pursuant to a trading plan under Rule 10b5-1 of the Exchange Act that is existing as of the date of this offering, provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the lock-up party or us regarding such transfer during the restricted period, such announcement or filing shall include a statement that such transfer is in accordance with such a plan, and provided further that the existing plan may not be amended during the restricted period to allow for an increase in the number of lock-up securities that can be sold pursuant to such plan;

(b)	exercise of the outstanding options, settlement of restricted stock units or other equity awards, or the exercise of outstanding warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; and

(c)	the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities, provided that (1) such plan does not provide for the transfer of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan during the restricted period.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DAWN.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. For example, certain of the underwriters also served as underwriters in our initial public offering in June 2021.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CIS. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the “Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(ii)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to prospective investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to prospective investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to prospective investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)

the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Legal matters

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Fenwick & West LLP, San Francisco, California. Certain legal matters relating to the offering will be passed upon for the underwriters by Cooley LLP, San Francisco, California.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules and the documents incorporated by reference therein. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 395 Oyster Point Blvd., Suite 217, South San Francisco, California 94080, during normal business hours.

Information about us is also available at our website at www.dayonebio.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Incorporation of information by reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and filed with the SEC on May 12, 2022;

•	our Current Reports on Form 8-K filed on January 5, 2022 and June 13, 2022;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 24, 2021 under Section  12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Day One Biopharmaceuticals, Inc., Attn: Investor Relations, 395 Oyster Point Blvd., Suite 217, South San Francisco, California 94080, telephone (650) 484-0899. See the section of this prospectus supplement entitled “Where you can find more information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$400,000,000

Day One Biopharmaceuticals, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $400.0 million aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $400.0 million.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “DAWN.” On May 31, 2022 the last reported sales price for our common stock was $6.22 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors ” beginning on page 5 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $400.0 million. Each time we offer our securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Incorporation of Information by Reference” and “Where You Can Find More Information” before buying any of our securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Day One,” the “Company,” “we,” “us,” and “our” refer to Day One Biopharmaceuticals, Inc., a Delaware corporation. This prospectus, the accompanying prospectus and the information incorporated by reference herein and therein may contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Day One was founded to address a critical unmet need: children with cancer are being left behind in a cancer drug development revolution. Our name was inspired by the “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan. We aim to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

We are a clinical-stage biopharmaceutical company dedicated to developing and commercializing targeted therapies for patients of all ages with genomically-defined cancers. Initially, we focus our clinical development efforts on pediatric patients living with cancer, a vulnerable population that has been underserved in the recent revolution in targeted therapeutics and immuno-oncology. Our lead product candidate, tovorafenib (DAY101), is an oral, brain-penetrant, highly-selective type II pan-rapidly accelerated fibrosarcoma (“pan-RAF”) kinase inhibitor. Tovorafenib (DAY101) has been studied in over 250 patients and has been shown to be well-tolerated as a monotherapy. Tovorafenib (DAY101) has demonstrated encouraging anti-tumor activity in pediatric and adult populations with specific genetic alterations that result in the over-activation of the RAS/mitogen-activated protein kinase (“MAPK”) pathway leading to uncontrolled cell growth. We have initiated a pivotal Phase 2 trial (FIREFLY-1) of tovorafenib (DAY101) for pediatric patients with relapsed or progressive low-grade glioma (“pLGG”) the most common brain tumor diagnosed in children, for which there are no approved therapies and no standard of care. The first patient was dosed in May 2021, we completed enrollment in the pivotal cohort in May 2022 and we expect to report initial data from this trial in June 2022. Furthermore, we anticipate reporting topline data from this pivotal trial in the first quarter of 2023, and, if the data are supportive, we expect to file a related New Drug Application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) in 2023. The FIREFLY-1 trial has been expanded to include two additional study arms to enable access for eligible patients once the primary cohort has completed enrollment and to evaluate the preliminary efficacy of tovorafenib (DAY101) in patients aged 6 months to 25 years with a relapsed or progressive extracranial solid tumor with activating RAF fusion. Tovorafenib (DAY101) has been granted Breakthrough Therapy designation by the FDA for the treatment of pLGG based on initial results from a Phase 1 trial which showed evidence of rapid anti-tumor activity and durable responses in pLGG patients. We received Orphan Drug designation for the treatment of malignant melanoma from the FDA in September 2020 and from the EU Commission for the treatment of glioma in May 2021. Additionally, the FDA granted Rare Pediatric designation to tovorafenib (DAY101) for treatment of low-grade gliomas (“LGGs”) harboring an activating RAF alteration in July 2021.

Our second product candidate, pimasertib, is an oral, highly-selective small molecule inhibitor of mitogen-activated protein kinase kinases 1 and 2 (“MEK”), a well-characterized key signaling node in the MAPK pathway. We initiated FIRELIGHT-1, a Phase 1b/2 trial in March 2022 to study the combination of tovorafenib (DAY101) and pimasertib in patients 12 years and older with various MAPK-altered solid tumors, and dosed the first patients in May 2022. We believe our business development capabilities combined with our extensive experience in oncology drug development and deep ties within the research and patient advocacy communities, particularly within the pediatric setting, positions us to be a leader in identifying, acquiring and developing therapies for patients of all ages. We hold exclusive worldwide rights to tovorafenib (DAY101) and to pimasertib for all therapeutic areas subject to certain milestone and royalty payments.

Corporate Information

We were formed as a limited liability company under the laws of the State of Delaware in November 2018, under the name Hero Therapeutics Holding Company, LLC. We subsequently changed our name to Day One Therapeutics Holding Company, LLC in December 2018 and to Day One Biopharmaceuticals Holding Company, LLC in March 2020. In connection with our initial public offering, we converted from a Delaware limited liability company to a Delaware corporation and changed our name to Day One Biopharmaceuticals, Inc. Our principal executive offices are located at 395 Oyster Point Blvd., Suite 217, South San Francisco, CA 94080, and our telephone number is (650) 484-0899. Our website address is www.dayonebio.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $400.0 million. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and which are incorporated herein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained or incorporated herein by reference are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained or incorporated herein by reference, including without limitation statements regarding our future results of operations and financial position, business strategy, market size, potential growth opportunities, nonclinical and clinical development activities, efficacy and safety profile of our product candidates, potential therapeutic benefits and economic value of our product candidates, use of net proceeds from our public offerings, our ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of nonclinical studies and clinical trials, commercial collaboration with third parties, and our ability to recognize milestone and royalty payments from commercialization agreements, the expected impact of the COVID-19 pandemic on our operations, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, are forward-looking statements. We intend that such forward-looking statements be subject to the safe harbors created thereby

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 395 Oyster Point Blvd., Suite 217, South San Francisco, CA 94080, during normal business hours.

Information about us is also available at our website at http://www.dayonebio.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and filed with the SEC on May 12, 2022;

•	our Current Report on Form 8-K filed on January 5, 2022;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 24, 2021 under Section  12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Day One Biopharmaceuticals, Inc., Attn: Investor Relations, 395 Oyster Point Blvd., Suite 217, South San Francisco, California 94080, and our telephone number is (650) 484-0899. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research, clinical development, process development and manufacturing of our product candidates, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. Our board of directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

As of March 31, 2022, there were 61,911,929 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see the section entitled “Dividend Policy” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

Voting rights

Except as otherwise expressly provided in our restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our common stock are entitled to one vote per share of common stock. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation, which means that holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation established a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

We had no shares of preferred stock outstanding as of March 31, 2022.

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Stock Options

As of March 31, 2022, we had outstanding options to purchase an aggregate 7,018,228 shares of our common stock, with a weighted-average exercise price of $16.13.

Warrants

We had no outstanding warrants to purchase our securities as of March 31, 2022.

Restricted Common Stock

As of March 31, 2022, we had outstanding 3,352,683 shares of restricted common stock.

Restricted Stock Units

As of March 31, 2022, we have outstanding 392,757 restricted stock units.

Registration Rights

Pursuant to the terms of our investors’ rights agreement, certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act, as described below. We refer to these shares collectively as registrable securities.

Demand registration rights

If the holders of at least 60% of the then-outstanding registrable securities may request the registration under the Securities Act of at least 40% of the then-outstanding registrable securities, if the anticipated aggregate offering price, net of selling expenses, would exceed $10.0 million, we are obligated to provide notice of such request to all holders of registration rights and, as soon as practicable and in any event within 60 days, file a Form S-1 registration statement under the Securities Act covering all registrable securities that the initiating holders requested to be registered and any additional registrable securities requested to be included in such registration by any other holders. We are only required to file two registration statements that are declared effective upon exercise of these demand registration rights. We may postpone taking action with respect to such filing not more than once during any 12-month period for a period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders.

Form S-3 registration rights

The holders of at least 60% of the then-outstanding registrable securities can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered, net of selling expenses, is at least $2.5 million. The stockholders may only require us to effect two registration statements on Form S-3 in a 12-month period. We may postpone taking action with respect to such filing not more than once during any 12-month period for a period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders.

Piggyback registration rights

If we register any of our securities for public sale in cash, holders of then-outstanding registrable securities or their permitted transferees will have the right to include their registrable securities in the registration statement. However, this right does not apply to a registration relating to any of our employee benefit plans, a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration that requires information that is not substantially the same as the information required to be included in a registration statement covering the sale of the registrable securities, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered or issuable upon the exercise of warrants. In an underwritten offering, if the total number of securities requested by stockholders to be included in the offering exceeds the number of securities to be sold (other than by us) that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then we will be required to include only that number of securities that the underwriters and us, in our sole discretion, determine will not jeopardize the success of the offering. If the underwriters determine that less than all the registrable securities requested to be registered can be included in the offering, the number of registrable shares to be registered will be allocated among holders of our registrable securities, in proportion to the amount of registrable securities owned by each such holder. However, the number of shares to be registered by holders of registrable securities cannot be reduced unless all other securities (other than as offered by us) are first entirely excluded. The number of registrable securities included in the offering may not be reduced below 20% of the total number of securities included in such offering, except for in connection with an initial public offering, in which case the underwriters may exclude these holders entirely.

Expenses of registration rights

We generally will pay all expenses, other than underwriting discounts and selling commissions incurred in connection with each of the registrations described above, including the reasonable fees and disbursements of one counsel for the selling holders.

Expiration of registration rights

The registration rights described above will expire, with respect to any particular holder of these rights, on the earliest to occur of (a) a deemed liquidation event, as defined in our certificate of incorporation, (b) at such time that our common stock is trading on a national securities exchange and all of the holder’s registrable securities can be sold during a three-month period without registration or (c) upon the fifth anniversary of the completion of the IPO.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, or the DGCL, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-takeover effects of certain provisions of our restated certificate of incorporation and restated bylaws

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•

Board of directors vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified board. Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder action; special meetings of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chair of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

•

Directors removed only for cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•

Amendment of charter provisions. Any amendment of the above provisions in our restated certificate of incorporation would require approval by holders of at least two-thirds of our outstanding common stock.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•

Choice of forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated bylaws also provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. Neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, or the underwriters of any offering giving rise to such dispute, which may discourage lawsuits against us and our directors, officers, and other employees and underwriters of any offering giving rise to such claims.

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “DAWN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and non-voting common stock is American Stock Transfer & Trust Company, LLC. The address of the transfer agent and registrar is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

General

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We may offer under this prospectus up to an aggregate principal amount of $400.0 million in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $400.0 million. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, San Francisco, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

10,000,000 shares

Common stock

Prospectus Supplement

J.P. Morgan	Cowen	Piper Sandler

Wedbush PacGrow

June 14, 2022